UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 29, 2026

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 7.01	Regulation FD Disclosure
On March 12, 2026, Insulet Corporation (the “Company”) issued and filed with the SEC a press release regarding a voluntary Medical Device Correction. In that press release, the Company reported that it had received 18 reports of Serious Adverse Events.

On April 10, 2026, the Company updated communications to customers and posted on its website information regarding this device correction. This updated communication included the addition of 13 expired lots. The addition of these expired lots has no impact on the Company’s previously communicated estimated financial impact. The communication also noted 29 confirmed Serious Adverse Events.

On April 29, 2026, the U.S. Food and Drug Administration (FDA) included language on their website that said “As of April 17, Insulet has reported 476 serious injuries and no deaths associated with this issue”. The Company confirmed that the FDA statement is referring to 476 Medical Device Reports potentially related to the Medical Device Correction rather than the 29 confirmed Serious Adverse Events.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

No.	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

April 29, 2026	By:	/s/ John W. Kapples
	Name:	John W. Kapples
	Title:	Senior Vice President, General Counsel